                                                                     Exhibit 4.2


                                                                  EXECUTION COPY
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                       COMMUNICATIONS INSTRUMENTS, INC.
                                  $95,000,000
                    10% SENIOR SUBORDINATED NOTES DUE 2004

                              PURCHASE AGREEMENT
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                                                              September 12, 1997

BANCAMERICA SECURITIES, INC.
SALOMON BROTHERS INC
     c/o BancAmerica Securities, Inc.
     231 South LaSalle Street
     17th Floor
     Chicago, Illinois  60697


Ladies and Gentlemen:

          Communications Instruments, Inc., a North Carolina corporation (the "Company"), and the subsidiary guarantors listed in Schedule 1 attached hereto
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(the "Guarantors") each hereby confirm its agreement with you (the "Initial
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Purchasers"), as set forth below.
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          1.  The Securities.  Subject to the terms and conditions herein
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contained, the Company proposes to issue and sell to the Initial Purchasers $95,000,000 aggregate principal amount of their 10% Senior Subordinated Notes due 2004 (the "Notes"). The Notes will be guaranteed (the "Guarantees", and
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together with the Notes, the "Securities") by the Guarantors on a senior
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subordinated basis. The Securities are to be issued under an indenture (the "Indenture") to be dated as of September 18, 1997 by and among the Company, the
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Guarantors and Norwest Bank Minnesota National Association, as trustee (the "Trustee").
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          The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom.
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          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated August 25, 1997 (the "Preliminary Memorandum"), and the Company will prepare a final offering
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memorandum dated September 12, 1997 (the "Final Memorandum"; the Preliminary
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Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the
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Securities, the terms of the offering of the Securities, a description of the Company and the Company's subsidiaries listed in Schedule 2 attached hereto (the
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"Subsidiaries") and any material developments relating to the Company and the
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Subsidiaries occurring after the
date of the most recent historical financial statements included therein.

          The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the
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"Registration Rights Agreement"), pursuant to which the Company and the
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Guarantors have agreed, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the
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"Commission") in order to register the Securities or the Exchange Securities (as
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defined in the Registration Rights Agreement) under the Securities Act.

          Each of the Company and the Guarantors shall have joint and several liability in respect of all obligations hereunder. Each of the Company and the Guarantors hereby acknowledges that this Agreement is the independent and several obligation of each of the Company and the Guarantors and may be enforced against any of the Company or the Guarantors separately, whether or not enforcement of any right or remedy hereunder has been sought against the Company or any other Guarantor. Each of the Company and the Guarantors hereby expressly waives, with respect to any of the amounts owing hereunder by the Company or other Guarantor in respect of the obligations (collectively, the "Other Issuer
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Obligations"), diligence, presentment, demand of payment, protest and all
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notices whatsoever, and any requirement that the Initial Purchasers exhaust any right, power or remedy or proceed against the Company and/or such other Guarantor under this Agreement, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of such Other Issuer Obligations.

          2.  Representations and Warranties.  The Company and the Guarantors,
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jointly and severally, represent and warrant to and agree with, on the date hereof, each of the Initial Purchasers that:

          (a) Neither the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished to the Company in writing by or on behalf of such Initial Purchaser expressly for use in the Final Memorandum or any amendment or supplement thereto.

          (b) As of the dates set forth therein, the authorized capitalization of the Company is set forth in the Final Memorandum; the Subsidiaries constitute all of the subsidiaries of the Company; the Guarantors constitute all of the subsidiaries of the Company organized under the laws of the United States or any state thereof or the District of Columbia; all of the outstanding Equity Interests (as defined below) of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights; as of the Closing Date, all of the outstanding Equity Interests of each of the Company and the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on voting or transferability (other than those imposed by the Senior Credit Facility (as defined in the Final Memorandum) or by the Securities Act and the securities or "Blue Sky" laws of certain jurisdictions); except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase from any of the Company or the Subsidiaries, (ii) agreements or other obligations of any of the Company or the Subsidiaries to issue or (iii) other rights to convert any obligation into, or exchange any securities for, Equity Interests in any of the Company or the Subsidiaries outstanding. As used herein "Equity Interest" of any person means
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any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such person.

          (c) Each of the Company and the Subsidiaries has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to own its properties and conduct its business as now conducted, and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation or partnership in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not (i) have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole, or (ii) materially impair either of the Company's or any Subsidiary's ability to perform the obligations contemplated by the Transaction Documents (as defined below) to which it is a party and the transactions contemplated to be performed by it described in the Final Memorandum, any such event, a "Material Adverse Effect").
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          (d) The Company has all requisite power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes (as defined in the Final Memorandum) and the notes constituting Private Exchange Securities (as defined in the Registration Rights Agreement). The Notes, the Exchange Notes and the Private Exchange Securities have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding with respect thereto may be brought.

          (e) Each of the Company and the Guarantors has all requisite power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly
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authorized by each of the Company and the Guarantors and, when executed and delivered by the Company and the Guarantors (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding with respect thereto may be brought.

          (f) Each of the Company and the Guarantors have all requisite power and authority to execute, deliver and perform their obligations under each of the following to the extent it is a party thereto: (i) this Agreement; (ii) the Registration Rights Agreement; and (iii) the Senior Credit Facility. When executed and delivered by the Company and, if a party thereto, the Guarantors, (assuming the due authorization, execution and delivery by each other party thereto) each of this Agreement, the Registration Rights Agreement and the Senior Credit Facility will constitute valid and legally binding agreements of each of the Company and such Guarantors enforceable against each of such persons in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding relating thereto may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations. This Agreement, the Indenture, the Securities, the Registration Rights Agreement and the Senior Credit Facility are referred to herein as the "Transaction Documents."
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          (g) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the performance by any of the Company or the Guarantors of their respective obligations under the Transaction Documents or the consummation by the Company or any of the Guarantors of the transactions contemplated thereby or hereby, except such as shall have been made or obtained prior to the Closing Date, such as may be required in connection with the registration of the Securities or the Exchange Securities under the Securities Act in accordance with the Registration Rights Agreement, such as may be required under state securities or "Blue Sky" laws and
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such as would not, singularly or in the aggregate, have a Material Adverse Effect. None of the Company or the Subsidiaries is (i) in violation of its articles of limited partnership, certificate of incorporation or bylaws (or similar organizational document), (ii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the
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representations and warranties of the Initial Purchasers in Section 8 hereof) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which, individually or in the aggregate, would not have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any partnership agreement, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event which,
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individually or in the aggregate, would not have a Material Adverse Effect.

          (h) The issuance, sale and delivery of the Securities and the execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents, and the consummation by the Company and each of the Guarantors of the transactions contemplated thereby and hereby, and the fulfillment of the terms thereof or hereof, will not conflict with or constitute or result in a breach of or a default under or an event which with notice or passage of time or both would constitute a default under or violation of (i) any of the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which, individually or in the aggregate, would not have a Material Adverse Effect, (ii) the articles of limited partnership, certificate of incorporation or bylaws (or similar organizational document) of any of the Company or the Guarantors, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the
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representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to any of the Company or the Guarantors or any of their respective properties or assets, except for any such conflict, breach or violation which, individually or in the aggregate, would not have a Material Adverse Effect.

          (i) The historical consolidated financial statements of the Company and the Subsidiaries and the financial statements of Kilovac Corporation and its subsidiaries (the "Kilovac Entities") and the Hartman Electrical Manufacturing
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Division of Figgie International, Inc. ("Hartman") included in the Final
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Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries, Kilovac Entities and Hartman, respectively, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The financial data in the Final Memorandum under the headings "Offering Memorandum Summary-Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" present fairly in all material respects the information purported to be shown therein and have been prepared and compiled on a basis consistent with the financial statements included therein, except as otherwise stated therein. Deloitte & Touche LLP (the "Independent Accountants") is an independent public accounting
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firm with respect to each of the Company, the Kilovac Entities and Hartman within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its
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interpretations and rulings thereunder, as of the dates of above-referenced financial statements.

          (j) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum
(i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) have been prepared
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in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements; (iii) have been properly computed on the bases described therein and the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein; and (iv) present fairly, in all material respects, the information purported to be shown therein.

          (k) There is not pending or, to the knowledge of the Company or the Subsidiaries, threatened any action, suit or proceeding to which any of the Company or the Subsidiaries is a party, or to which the property or assets of any of the Company or the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to any of the Company or the Subsidiaries, individually or in the aggregate, would have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions on the Closing Date contemplated by the Transaction Documents or otherwise described in the Final Memorandum. Neither the Company nor any Subsidiary has received any notice or claim of any default (or event, condition or omission which with notice or lapse of time or both would result in a default) under any of their respective Contracts, including those referred to in the Final Memorandum, or any other Transaction Document to which it is a party or has knowledge of any breach of any of such Contracts by the other party or parties thereto, except such defaults or breaches as would not reasonably be expected to result in a Material Adverse Effect.

          (l) Each of the Company and the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Final Memorandum except where the failure to possess or make the same would not have a Material Adverse Effect, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, individually or in the aggregate, would have a Material Adverse Effect.

          (m) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein or as contemplated by the Transaction Documents, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts that, individually or in the aggregate, would have a Material Adverse Effect, (ii) neither the Company nor any of the Subsidiaries has purchased any of its outstanding Equity Interests, or declared, paid or otherwise made any dividend or distribution of any kind on its Equity Interests and (iii) there has not been any change in the long term indebtedness of the

Company or the Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect.

          (n) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns required to be filed through the date hereof except where the failure to so file such returns, individually or in the aggregate, would not have a Material Adverse Effect, and has paid all taxes shown as due thereon prior to the date upon which penalties attach thereto, except for taxes which the Company or any Subsidiary is contesting in good faith for which adequate reserves have been established; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect.

          (o) The statements set forth under the heading "Description of the
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Notes" in the Final Memorandum, insofar as such statements purport to summarize
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certain provisions of the Securities and the Indenture, provide a fair summary of such provisions and information with respect thereto; the statements set forth under the heading "Description of the Senior Credit Facility" in the Final
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Memorandum, insofar as such statements purport to summarize certain provisions of the Senior Credit Facility provide a fair summary of such provisions and information with respect thereto; the statements set forth under the heading "Certain Relationships and Related Transactions" in the Final Memorandum,
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insofar as such statements purport to summarize certain provisions of the Management Agreement, the Stockholders Agreement, the Registration Agreement and the Tax Sharing Agreement (each as defined in the Final Memorandum), provide a fair summary of such provisions and information with respect thereto; the statements set forth under the subheading "The Transactions" under the heading "Offering Memorandum Summary" in the Final Memorandum, insofar as such
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statements purport to summarize certain provisions of the Recapitalization (as defined in the Final Memorandum), provide a fair summary of such provisions and information with respect thereto.

          (p) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company and the Subsidiaries believe to be reliable and accurate.

          (q) No part of the proceeds of the sale of the Securities will be used, directly or indirectly, for any purpose that violates any provision of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (r) Each of the Company and the Subsidiaries has good and marketable title in fee simple to, all real property and owns all personal property described in the Final Memorandum as being owned by it and holds a leasehold estate in the real and personal property described in the Final Memorandum as being leased by, in each case, it free and clear of all liens, charges, encumbrances or restrictions, except (i) liens, encumbrances and claims securing the Senior Credit Facility, (ii) as described in the Final Memorandum or (iii) to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions, individually or in the aggregate, would not have a Material Adverse Effect. All leases, contracts and agreements to which any of the Company or the Subsidiaries is a party or by which any of them is bound are valid and enforceable against such Company or Subsidiary, and, to the Company's knowledge, are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect.

          (s) Except as described in the Final Memorandum or as, individually or in the aggregate, would not have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by any of the Company or the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable
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state law, (F) no property or facility of any of the Company or the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (t) There is no strike, labor dispute, slowdown or work stoppage with the employees of any of the Company or the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened in any case, which would have a Material Adverse Effect. Except as described in the Final Memorandum, no employees of the Company or any Subsidiaries are covered by a collective bargaining agreement nor is any union organizing effort or campaign pending or, to the knowledge of the Company or any of the Subsidiaries, threatened with respect to any such employees.

          (u) Each of the Company and the Subsidiaries maintains reasonably adequate insurance covering the conduct of its business and the value of its properties.

          (v) None of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which any of the Company or the Subsidiaries makes or ever
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has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

          (w) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's general or specific authorizations and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action has been taken with respect to any differences.

          (x) None of the Company or the Subsidiaries is or will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (y) Neither of the Company nor the Subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes 1985, as amended, and all regulations promulgated thereunder.

          (z) No condition, omission, event or act has occurred with respect to any of the Company or the Subsidiaries which, had the Indenture already been executed and delivered, would (or, with the giving of notice and/or the lapse of time and/or the issue of a certificate, could) constitute a Default (as defined in the Indenture).

          (aa) Except as described in the Final Memorandum, no holder of securities of any of the Company or the Subsidiaries will be entitled to have such securities registered under the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

          (bb) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and the Guarantors (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Guarantors (each on a consolidated basis) is, nor will any of the Company or the Guarantors (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby including, in the case of the Guarantors, honoring the guaranty obligation of such person,(a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, or (b) unable to pay its debts (contingent or otherwise) as they mature.

          (cc) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 8 hereof and their compliance with the agreements set forth therein, none of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any authorized agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Rule 502(C) under the Securities
Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (dd) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof and their compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Securities Act or to qualify the Indenture under the TIA.

          (ee) No securities of the Company or the Subsidiaries are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a United States automated inter-dealer quotation system.

          (ff) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Exchange Act.

          Any certificate signed by any officer of any of the Company or the Guarantors and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by each of the Company and the Guarantors to each Initial Purchaser as to the matters covered thereby.

          3.   Purchase, Sale and Delivery of the Securities.  On the basis of
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the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase from the Company in the respective amounts of Securities set forth opposite its name on Schedule 3 hereto at 97.0%
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of their principal amount. One or more certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least thirty-six (36) hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers on the Closing Date, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), net of the overnight cost of such funds, to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Securities will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company or its designated custodian. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date shall be the date for payment of funds and delivery of securities for all the Securities sold pursuant to the offering of the Securities. Such delivery of and payment for the Securities shall be made at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois, at 10:00 A.M., Chicago time, on September 18, 1997, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The
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Company will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices Winston & Strawn of in Chicago, Illinois, or at such other place as BancAmerica Securities, Inc. may designate, at least twenty-four (24) hours prior to the Closing Date.

          It is understood that each certificate evidencing the Securities shall bear a legend to the following effect, unless the Company and the Trustee determine otherwise consistent with applicable law:

               THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATED SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

               THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS

          THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT,
          (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $100,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (C), (D),
          (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN THE CASE OF THE FOREGOING CLAUSE (E), TO REQUIRE THAT A TRANSFER NOTICE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          The Company hereby agrees, to pay any transfer taxes payable in connection with the initial delivery to the Initial Purchasers of the Securities.

          4.   Offering by the Initial Purchasers.  The Initial Purchasers
               ----------------------------------
propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

          5.   Covenants of the Company and the Guarantors.  Each of the Company
               -------------------------------------------
and the Guarantors, jointly and severally, covenants and agrees with each of the Initial Purchasers that:

          (a) The Company and the Subsidiaries will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall have objected to by notice to the Company, unless the Company is advised by counsel that such amendment or supplement is legally required. The Company and the Subsidiaries will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

          (b) The Company and the Subsidiaries will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the
                              --------
Initial Purchasers may reasonably designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection herewith, neither the
                   --------  -------
Company nor any of the Subsidiaries shall be required to qualify as a foreign entity or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject or qualified.

          (c) If, at any time prior to the completion of the resale by the Initial Purchasers of the Securities, any event occurs or information becomes known as a result of which, in the reasonable opinion of counsel for the Company, the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made and at the time made, not misleading, or if for any other reason it is necessary, in the reasonable opinion of counsel for the Company, at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company and the Subsidiaries will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company and the Subsidiaries, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Company and the Subsidiaries will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

          (e) For and during the period commencing on the date hereof and ending on the date that no Securities are outstanding, the Company and the Subsidiaries will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by any of the Company or the Subsidiaries to the Trustee, or the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company or the Subsidiaries with the Commission or any national securities exchange or governing body of any automated quotation system on which any class of securities of any of the Company or the Subsidiaries may be listed.

          (f) Prior to the Closing Date, the Company and the Subsidiaries will furnish to the Initial Purchasers, as soon as they are available to the Company, a copy of any unaudited interim financial statements of the Company and the Subsidiaries, for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (g) None of the Company, the Subsidiaries or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

          (h) None of the Company or its Subsidiaries shall, for a period of 120 days following the date hereof, without the prior written consent of the Initial Purchasers, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any debt securities of any of the Company or Subsidiaries, other than the Securities, Exchange Securities, the Private Exchange Securities, and debt securities evidencing indebtedness under the Senior Credit Facility, indebtedness otherwise permitted under the Senior Credit Facility or indebtedness under a loan or similar agreement entered into between the Company or any Subsidiary and banks or banking or other financial institutions or otherwise relating to receivables or inventory financings entered into by the Company or any Subsidiary.

          (i) Prior to the effectiveness of the Exchange Registration Statement (as defined in the Registration Rights Agreement) or the Shelf Registration Statement (as defined in the Registration Rights Agreement), as the case may be, and thereafter only to the extent contemplated by such registration statements, none of the Company or the Subsidiaries will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (j) For so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company and the

Subsidiaries will make available, upon request, to any holder of such Securities the information specified in Rule 144A(d)(4) under the Act, unless the Company or any of its Subsidiaries are then subject to Section 13 or 15(d) of the Exchange Act.

          (k) Each of the Company and the Subsidiaries will use its best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers (the "NASD") relating to trading in the Private Offerings,
                         ----
Resales and Trading through Automated Linkages Market (the "Portal Market") and
                                                            -------------
(ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company and its participants.

          6.   Expenses.  The Company and the Guarantors agree, jointly and
               --------
severally, to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company and the Guarantors, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities,
(v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and expenses of counsel for the Initial Purchasers relating thereto, (vi) reasonable fees and expenses of the Trustee including reasonable fees and expenses of counsel thereto, (vii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and (viii) any fees charged by investment rating agencies for the rating of the Securities; provided, however,
                                                             --------  -------
that except as expressly provided in the last sentence of this Section 6, the Initial Purchasers shall pay their own costs and expenses. If this Agreement is terminated by reason of the default of one or more of the Initial Purchasers, none of the Company nor any of its Subsidiaries shall be obligated to reimburse any Initial Purchaser on account of such expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 hereof or because of any failure, refusal or inability on the part of any of the Company or the Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by either of the Initial Purchasers of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company and the Guarantors, jointly and severally, agree to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including reasonable fees and expenses of Winston & Strawn, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

          7.   Conditions of the Initial Purchasers' Obligations. The obligation
               -------------------------------------------------
of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of McGuire, Wood & Bissette, P.A., counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

          (i) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum.

          (ii) The Company has the authorized capitalization set forth in the Final Memorandum under the caption "Capitalization." The Parent (as defined in the Final Memorandum) owns of record all of the outstanding stock of the Company. For purposes of this opinion, such counsel has assumed that such shares are duly authorized and validly issued and has based this opinion solely on such counsel's review of the stock ledger of the Company (which such counsel has assumed, with the Initial Purchasers' permission, to be accurate and complete in all respects).


          (iii) Except as set forth in the Final Memorandum, to the knowledge of such counsel, (A) no options, warrants or other rights to purchase Equity Interests in the Company are outstanding, (B) no agreements or other obligations of the Company to issue, or other rights to cause the Company to convert, any obligation into, or exchange any securities for, Equity Interests in the Company are outstanding and (C) no holder of securities of the Company is entitled to have such securities registered under a registration statement filed by the Company pursuant to the Registration Rights Agreement except as expressly permitted thereby.

          (iv) The Company has all requisite power and authority to execute, deliver and perform its respective obligations under the Indenture, the Securities, the Exchange Securities and the Private Exchange Securities; the Indenture has been duly and validly authorized, executed and delivered by each of the Company.

          (v) The Notes have each been duly and validly authorized, executed and delivered by the Company.

          (vi) The Exchange Securities and the Private Exchange Securities have been duly and validly authorized by the Company.

          (vii) The Company has all requisite power and authority to execute, deliver and perform their obligations under each of this Agreement and the Registration Rights Agreement; each of this Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered by the Company.

          (viii) The issuance, sale and delivery of the Securities, the execution and delivery of the Transaction Documents, and the consummation of the transactions contemplated thereby and by the Final Memorandum (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the certificate of incorporation or bylaws (or similar organizational document) of any of the Company or the Subsidiaries, or (ii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the
                                              --------
     accuracy of the representations and warranties of the Initial Purchasers in
     Section 8 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to any of the Company or the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which, individually or in the aggregate, would not have a Material Adverse Effect.

          In rendering such opinion, counsel may (A) rely as to matters involving the application of laws of any jurisdiction other than the laws of the State of North Carolina or the laws of the United States of America, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers, and (B) rely as to all matters of fact relevant to such opinion on certificates and written statements of officers and employees of the Company provided, however, that all such certificates and statements shall be satisfactory to the Initial Purchasers in all material respects and attached to such counsel's opinion.

          References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

          (b) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Kirkland & Ellis, counsel for the Company and the Guarantors, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

          (i) Each of the Guarantors is existing and in good standing under the laws of the State of California and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum. Each of the Company and the Guarantors is duly qualified as a foreign partnership or corporation and in good standing in each jurisdiction identified on a schedule to such opinion that is in form and substance satisfactory to the Initial Purchasers and their counsel.

          (ii) The Company owns of record all of the outstanding stock of each Guarantor. For purposes of this opinion, such counsel has assumed that such shares are duly authorized and validly issued and has based this opinion solely on such counsel's review of the stock ledgers of the Guarantors (which such counsel has assumed, with the Initial Purchasers' permission, to be accurate and complete in all respects).

          (iii) Each of the Guarantors has the corporate power and authority to enter into and perform its respective obligations under the Indenture, the Securities, the Exchange Securities and the Private Exchange Securities. The Indenture conforms in all material respects with the requirements of the TIA. Each Guarantor's Board of Directors has adopted by requisite vote the resolutions necessary to authorize such Guarantor's execution, delivery and performance of the Indenture, each of the Guarantors has duly executed and delivered the Indenture and (assuming the due authorization, execution and delivery thereof by the Trustee) the Indenture will constitute the valid and legally binding agreement of the Company and each of the Guarantors, enforceable against each of such persons in accordance with its terms.

          (iv) When paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), the Notes will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms.

          (v) Each Guarantor's Board of Directors has adopted by requisite vote the resolutions necessary to authorize such Guarantor's execution, delivery and performance of the Guarantee to be executed by such Guarantor and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) when the Notes are duly executed, authenticated, issued and delivered as provided for in the Indenture and paid for as provided for in the Purchase Agreement, such Guarantee will constitute the valid and legally binding obligation of such Guarantor, entitled to the benefits of the Indenture, and enforceable against such Guarantor in accordance with its terms.

          (vi) Each Guarantor's Board of Directors has adopted by requisite vote the resolutions necessary to authorize such Guarantor's execution, delivery and performance of the Exchange Securities and the Private Exchange Securities and when the Exchange Securities and the Private Exchange Securities have been duly executed, authenticated, issued and delivered by the Company and each of the Guarantors in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Securities and the Private Exchange Securities by the Trustee in accordance with the Indenture), the Exchange Securities and the Private Exchange Securities will constitute the valid and legally binding obligations of the Company and each of the Guarantors, entitled to the benefits of the Indenture, and enforceable against each of the Company and the Guarantors in accordance with their terms.

          (vii) Each of the Guarantors has the corporate power and authority to enter into and perform its obligations under each of this Agreement and the Registration Rights Agreement. Each Guarantor's Board of Directors has adopted by requisite vote the resolutions necessary to authorize such Guarantor's execution, delivery and performance of this Agreement and the Registration Rights Agreement, each of the Guarantors has duly executed and delivered such agreements and (assuming the due authorization, execution and delivery thereof by the other parties thereto) each such agreement constitutes the valid and legally binding agreement of the Company and each of the Guarantors, enforceable against each of such persons in accordance with their terms.

          (viii) The statements set forth under the heading "Description of Notes" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, in all material respects provide a fair summary of such provisions and information with respect thereto; the statements set forth under the heading "Description of the Senior Credit Facility" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Senior Credit Facility in all material respects provide a fair summary of such provisions and information with respect thereto.

          (ix) To such counsel's actual knowledge, no legal or governmental proceedings are pending against any of the Company or its Subsidiaries which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds." Such counsel confirms that it has not been engaged to represent the Company or any Subsidiary in any litigation which on the date of this opinion is pending against the Company or any Subsidiary with a court or being actively threatened against the Company or any Subsidiary.

          (x) The issuance, sale and delivery of the Securities, the execution and delivery of the Transaction Documents, and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of (i) any of the terms or provisions of any Contract identified on a schedule to such opinion that is in form and substance satisfactory to the Initial Purchasers and their counsel, except for any such conflict, breach, violation, default or event which, individually or in the aggregate, would not have a Material Adverse Effect,
     (ii) the certificate of incorporation or bylaws (or similar organizational document) of any of the Company or the Subsidiaries, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and
                                                         --------
     assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute or governmental rule or regulation which, in such counsel's experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Final Memorandum (but without our having made any special investigation as to other laws and provided that such counsel expresses no opinion in this paragraph with respect to (a) any laws, rules or regulations to which the Company or any

     Guarantor may be subject as a result of the Initial Purchasers' legal or regulatory status or the involvement of the Initial Purchasers in such transactions or (b) any laws, rules or regulations relating to disclosure, misrepresentations or fraud), except for any such conflict, breach or violation which, individually or in the aggregate, would not have a Material Adverse Effect.

          (xi) No consent, approval, authorization or order of any court or governmental agency or body is required for the performance by the Company and each of the Guarantors of their respective obligations under the Transaction Documents or the consummation by the Company and each any of the Guarantors of the transactions contemplated thereby or hereby, except such as have been obtained or made, such as may be required under the Securities Act, the TIA or the securities or Blue Sky laws of the various states (and the rules and regulations thereunder), as to which such counsel expresses no opinion in this paragraph, and such as may be required with respect to the Registration Rights Agreement under the laws referred to above or under the Exchange Act.

          (xii) To such counsel's actual knowledge, when the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities
     Act) as securities of the Company and the Subsidiaries, if any, which are listed on a national securities exchange registered under Section 6 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder or quoted in a U.S. automated interdealer quotation system; accordingly, the offer and sale of the Securities in the manner contemplated by this Agreement and the Final Memorandum will be in compliance with paragraph (d)(3) of Rule 144A under the Securities Act.

          (xiii) None of the Company or the Subsidiaries is, or immediately after the sale of the Securities to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (xiv) No registration under the Securities Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 3 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Securities Act ("QIBs") or accredited investors as defined in Rule 501(a)
                      ----
     (1), (2), (3) or (7) of Regulation D promulgated under the Securities Act ("Accredited Investors"), (ii) the accuracy and completeness of the Initial
       --------------------
     Purchasers' representations in Section 8 hereof and those of the Company and the Guarantors contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resale thereof, (iii) the due performance by the Initial Purchasers of the agreements set forth in
     Section 8 hereof and (iv) the accuracy of the representations made by each Accredited Investor who purchased Securities in the initial resale as set forth in the Final Memorandum.

          (xv) Neither the sale, issuance, execution or delivery of the Notes nor the application of the net proceeds therefrom as described in the Final Memorandum under the caption "Use of Proceeds" will contravene Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

          At the time the foregoing opinion is delivered, Kirkland & Ellis shall additionally state that it has participated in conferences with officers and other representatives of the Company and the Subsidiaries, representatives of the independent public accountants for the Company and Subsidiaries, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(b)(ix), it has no actual knowledge which would lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial statistical and accounting data included in or omitted therefrom). The opinion of Kirkland & Ellis described in this Section shall be rendered to the Initial Purchasers at the request of the Company and the Subsidiaries and shall so state therein.

          In rendering such opinion, counsel may (A) rely as to matters involving the application of laws of any jurisdiction other than the laws of the State of New York, the corporation laws of the State of Delaware, the corporation laws of the State of California or the laws of the United States of America, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers, and (B) rely as to all matters of fact relevant to such opinion on certificates and written statements of officers and employees of the Company and the Guarantors; provided, however, that all such certificates and statements shall be satisfactory to the Initial Purchasers in all material respects and attached to such counsel's opinion.

          References to the Final Memorandum in this subsection (b) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

          (c) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Winston & Strawn, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Winston & Strawn shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (d) The Initial Purchasers shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

          (e) The representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's and the Guarantors' officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct and as of the date made and on and as of the Closing Date; the Company and the Guarantors shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development that, individually or in the aggregate, has or would have a Material Adverse Effect.

          (f) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (g) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), the conduct of the business and operations of any of the Company or the Subsidiaries shall not have been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of the Company or any of the Subsidiaries shall not have sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which, individually or in the aggregate, would not have a Material Adverse Effect.

          (h) The Initial Purchasers shall have received certificates of each of the Company and the Guarantors, dated the Closing Date, signed by their respective Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer (or the corresponding officer of their respective general partners), to the effect that:

          (i) The representations and warranties of the Company and each of the Guarantors contained in this Agreement are true and correct as of the date hereof and as of the Closing Date, and the Company and each of the Guarantors have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

          (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect;

          (iii) The sale of the Securities hereunder has not been enjoined (temporarily or permanently); and

          (iv) The Related Transactions have been consummated or are being consummated on the Closing Date concurrently with the closing hereunder.
     As used herein, "Related Transactions" means(i) the recapitalization of the Parent (as defined in the Final Memorandum) pursuant to the Recapitalization Agreement (as defined below), (ii) the entry by the Company into the Senior Credit Facility and the initial borrowing by the Company of approximately $6.0 million thereunder, (iii) the repayment of all outstanding obligations under the Old Credit Facility (as defined in the Final Memorandum), including a success fee of approximately $1.6 million, and certain other liabilities as contemplated in the Final Memorandum and the release of all liens on property of the Company and its Subsidiaries granted in connection therewith (the "Refinancing"), (iv) the Kilovac Purchase (as defined in the Final Memorandum) and (v) the dividend of approximately $55.4 million by the Company to the Parent which Parent will, in turn, use to consummate the Recapitalization and repay certain liabilities of the Parent. As used herein, the Recapitalization Agreement means the Recapitalization Agreement dated as of August 6, 1997, by and among the Parent, the New Investors (as defined therein), the Redeeming Stockholders (as defined therein) and Code, Hennessey & Simmons III, L.P. as amended through the date hereof.

          (i) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and the Guarantors and such agreement shall be in full force and effect at all times from and after the Closing Date except as otherwise terminated in accordance with its terms.

          (j) The Parent shall have received an investment from the New Investors (as defined in the Final Memorandum) and certain Existing Stockholders (as defined in the Final Memorandum) in the aggregate amount of $25.0 million (the "Gross Proceeds") through a cash investment of approximately $22.0 million
      --------------
and the retention of capital stock of the Parent which, for purposes of the Recapitalization, is valued at approximately $3.0 million.

          (k) The Related Transactions shall have been consummated, or shall be consummated on the Closing Date concurrently with the closing hereunder, and counsel to the Initial Purchasers shall have received such documents relating thereto and other evidence thereof as they may request in form and substance reasonably satisfactory to such counsel.

          (l) On the Closing Date, the Initial Purchasers shall have received copies of the Tax Sharing Agreement and the Management Agreement, each executed by the Company and the other signatories thereto and in form and substance reasonably satisfactory to the Initial Purchasers, and such agreements shall being full force and effect at all times from and after the Closing Date except as otherwise terminated in accordance with its terms.

          On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company and the Guarantors.

          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company and the Guarantors shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

          8.   Offering of Securities; Restrictions on Transfer. Each of the
               ------------------------------------------------
Initial Purchasers agrees with the Company and the Subsidiaries (as to itself only) that (i) it has not and will not solicit offers for, or offered or sold, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (ii) it has and will solicit offers for the Notes only from, and has offered or sold and will offer, sell or deliver, the Securities only to (A) in the case of offers inside the United States, (x) persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Initial Purchasers to be Accredited Investors that, prior to their purchase of the Securities, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons, in each case, in compliance with Regulation S under the Securities Act ("foreign purchasers,"
                                                        ------------------
which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B),
                      --------  -------
in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum.

          9.   Indemnification and Contribution. (a) The Company and the
               --------------------------------
Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application, or any amendment or supplement thereto, executed by any of the Company or the Subsidiaries or based upon written information furnished by or on behalf of the Company or the Subsidiaries filed in any jurisdiction in order to qualify the Notes under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application"); or
                        -----------

          (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, and will reimburse, promptly after demand, the Initial Purchasers and each such controlling person for any reasonable legal or other expenses reasonably incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, neither the Company nor the Guarantors
                       --------  -------
will be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company or the Guarantors by the Initial Purchasers specifically for use therein. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties. Neither the Company nor the Guarantors shall be liable under this Section 9 for any settlement of such claim or action effected without their consent, which shall not be unreasonably withheld.

          (b) Each of the Initial Purchasers severally agrees to indemnify and hold harmless the Company, the Guarantors, their directors, their officers, employees, representatives, affiliates and agents and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or the Guarantors or any such director, officer, employees, representatives, affiliates and agents or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not in light of the circumstances in which they were made, misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company or the Guarantors by or on behalf of such Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, promptly after demand, any reasonable legal or other expenses reasonably incurred by the Company, the Guarantors or any such director, officer, employees, representatives, affiliates and agent or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying
--------  -------
party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action (which approval shall not be unreasonably withheld), the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this
Section 9 or the Company or any of the Guarantors in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or
(ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors and the total discounts and commissions received by such Initial Purchaser on the other hand, bear to the total gross proceeds from the sale of the Securities. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company and the Guarantors, each officer, employee, representative, affiliate and agent of the Company and the Guarantors and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

          10.   Survival Clause.  The respective representations, warranties,
                ---------------
agreements, covenants, indemnities and other statements of the Company and the Guarantors, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect until termination of this Agreement, except as set forth in the following sentence, regardless of (i) any investigation made by or on behalf of the Company and the Guarantors, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in
Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11.   Termination. (a) This Agreement may be terminated in the sole
                -----------
discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that any of the Company or the Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their respective part to be performed or satisfied hereunder at or prior thereto or, if on and after the date hereof and at or prior to the Closing
Date:

          (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of any of the Company or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

          (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market System shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

          (iii) a banking moratorium shall have been declared by New York or United States authorities;

          (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Final Memorandum; or

          (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

          12.   Information Supplied by the Initial Purchasers.  The statements
                ----------------------------------------------
set forth (i) in the last paragraph on the front cover page of the Final Memorandum , (ii) in the first paragraph on page 3 of the Final Memorandum and
(iii) in the third, fifth and seventh paragraphs and in the second sentence of the fourth paragraph under the heading "Plan of Distribution" of the Final Memorandum constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

          13.   Notices.  All communications hereunder shall be in writing and,
                -------
if sent to the Initial Purchasers, shall be mailed or delivered to (i) BancAmerica Securities, Inc., 231 S. LaSalle Street, 17th Floor, Chicago, Illinois 60697, Attention: Thomas J. McGrath, with a copy to Winston & Strawn, 35 W. Wacker, Chicago, Illinois 60601, Attention: Steven J. Gavin; if sent to the Company, shall be mailed or delivered to 1396 Charlotte Highway Fairview, North Carolina, 28730, with a copy to Kirkland & Ellis, Attention: Chief Financial Officer; with a copy to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, Attention: Sanford Perl.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

          14.   Successors.  This Agreement shall inure to the benefit of and be
                ----------
binding upon the Initial Purchasers, the Company and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this

Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Guarantors contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company and the Guarantors and officers, employees, representatives, affiliates and agents and any person or persons who control the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

          15.   APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS
                --------------
AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          16.   Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           [Signature pages follow]

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Guarantors and the Initial Purchasers.

                         Very truly yours,

                         COMMUNICATIONS INSTRUMENTS, INC., a North Carolina corporation

                         By:_________________________________
                         Name:
                         Title:


                         KILOVAC CORPORATION, a California
                         corporation

                         By:_________________________________
                         Name:
                         Title:



                         KILOVAC INTERNATIONAL, INC.,               a
                         California corporation



                         By:_________________________________
                         Name:
                         Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.


BANCAMERICA SECURITIES, INC.


By:  _________________________


SALOMON BROTHERS INC


By:  _________________________

                                                                      SCHEDULE 1
                                                                      ----------

                                  Guarantors
                                  ----------

                                                       Jurisdiction of
Name                                                    Organization
----                                                   ---------------
Kilovac Corporation                                    California

Kilovac International, Inc.                            California

                                                                      SCHEDULE 2
                                                                      ----------

                          The Company's Subsidiaries
                          --------------------------

                                                       Jurisdiction of
Name                                                    Organization
----                                                   ---------------
Kilovac Corporation                                    California

Kilovac International, Inc.                            California

Electro-Mech, S.A.                                     Mexico

Kilovac International FSC Ltd., Inc.                   Cayman Islands

                                                                      SCHEDULE 3
                                                                      ----------

                                                       Principal
                                                       Amount of
Initial Purchasers                                     Notes
------------------                                     --------------
BancAmerica Securities, Inc. . . . .                   $76,000,000

Salomon Brothers Inc.. . . . . . . . .                 $19,000,000

     Total . . . . . . . . . . . . . . .               $95,000,000
                                                       ===========